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Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in this Registration Statement of Zanett Inc. on Form S-2 of our report dated April 12, 2004, appearing in the Annual Report on Form 10-KSB of Zanett Inc. for the year ended December 31, 2003.


DELOITTE & TOUCHE LLP
New York, NY
November 15, 2004